QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 19, 2003 relating to the financial statements, which appears in Avant Immunotherapeutics, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts October 8, 2003

QuickLinks

CONSENT OF INDEPENDENT ACCOUNTANTS